Exhibit 99.1

TPI Reports Fiscal Year 2012 Financial Results

CHENGDU, China, September 28, 2012

Tianyin Pharmaceutical Inc. (NYSE Amex: TPI), a pharmaceutical company that specializes in the patented biopharmaceutical, modernized traditional Chinese medicine (mTCM), branded generics and active pharmaceutical ingredients (API) announced financial results for the fiscal year 2012.

Fiscal Year 2012 Ended June 30, 2012 Financial Highlights:

●	FY2012 revenue delivered $69.6 million compared with $95.2 million in FY2011;
●	Operating income delivered $8.5 million, compared with $18.1 million in FY2011;
●	Net Income was $6.4 million compared with $15.7 million in FY2011;
●	Earnings per share of $0.22 per basic share, and $0.22 per diluted share, compared with $0.55 per basic share, or $0.53 per diluted share in FY2011;
●
Cash and cash equivalents totaled $35.2 million on June 30, 2012; Operating cash flow for the fiscal year ended June 30, 2012 was $8.0 million, compared with $14.2 million for the fiscal year ended June 30, 2011.

Comparison of results for the fiscal years ended June 30, 2012 and 2011:

	Fiscal Years EndedJune30,
	2012	2011
	(In millions)
Sales	$69.6	$95.2
Cost of sales	$45.3	$52.7
Gross profit	$24.3	$42.5
Total operating expenses	$15.8	$24.4
Provision for income taxes	$2.4	$4.1
Net income	$6.4	$15.7*

* Net income includes a $1.6 million non-cash gain due to the change in the fair value of our warrants liability.

Sales for the fiscal year ended June 30, 2012 was $69.6 million, decreased 26.9% from $95.2 million for the fiscal year ended June 30, 2011, due to generic pricing pressure under the ongoing healthcare reform. We witnessed a 17% reduction of TPI's organic portfolio revenue from $63.9 million for the fiscal year 2011 to $53.0 million for the fiscal year 2012. Our core five products by sales are: Ginkgo Mihuan Oral Liquid (GMOL): $17.1 million; Apu Shuangxin Granules (APU): $2.7 million; Xuelian Chongcao (XLCC): $2.2 million; Azithromycin Dispersible Tablets (AZI): $3.0 million; Qingre Jiedu Oral Liquid (QRE): $3.5 million. The core product portfolio totaled $28.5 million or 53.8% of the organic portfolio revenue.

Gross profit for fiscal year ended June 30, 2012 was approximately $24.3 million with 35.0% gross margins compared with $42.5 million with 44.6% gross margin for fiscal year ended June 30, 2011. The decrease in gross margins was attributable to: 1) wide generic pricing pressure by competition and health reform restrictive pricing policies, and 2) government initiative to prioritize the Essential Drug List (EDL) drug sales that simultaneously reduce and negatively impact the sales and margins of our generic pharmaceuticals. During the fiscal year 2012, our organic product portfolio delivered approximately 45.0% gross margins, about 7% lower than 52.0% in fiscal year 2011. Provided the blend of the TMT distribution revenue and gross margin reduction associated with our proprietary portfolio as the current pricing trend continues, we anticipate our overall gross margin in the near term to stabilize around 35% for the fiscal year 2013, depending upon the revenue mix of TMT distribution, JCM macrolide API revenue and our proprietary portfolio's revenue performance.

Operating and R&D Expenses were $15.8 million in fiscal year ended June 30, 2012, compared with $24.4 million in fiscal year ended June 30, 2011. The decrease is in line with the decrease of the revenue as a result of sales and margin decrease under the current market environment. We expect the operating and R&D expense percentage to stabilize between 20 - 25% of the revenue for the coming year.

Net income was $6.4 million in fiscal year ended June 30, 2012, compared with $15.6 million in fiscal year ended June 30, 2011. The decrease was caused by revenue decrease and margin compression due to the ongoing healthcare reform that restricts both the sale and the pricing of pharmaceutical products particularly generics.

Diluted earnings per share for the year ended June 30, 2012 were $0.22 based on 29.3 million shares, compared with the earnings of $0.53 per diluted share for the year ended June 30, 2011, based on 29.8 million shares.

Balance Sheet and Cash Flow

As of June 30, 2012, we had cash and cash equivalents of $35.2 million. Net cash generated from operating activities was $8.0 million for the year ended June 30, 2012, compared with $14.2 million operating cash flow for the year ended June 30, 2011. We believe that TPI is adequately funded to meet all of the working capital and capital expenditure needs for fiscal 2013.

Business Development & Outlook

R&Dforadditional indications of flagship productGingko Mihuan(GMOL)

Our flagship product Gingko Mihuan Oral Liquid (GMOL, SFDA certification number: H20013079; patent number: 20061007800225) contributes close to 25% of our total revenue. Clinical application and information gathered from our physicians showed that in addition to our approved indication for the usage of GMOL: cardiovascular disorders, coronary heart disease and cerebral ischemic attack including strokes. Off-label use of GMOL has been indicated in hepatic diseases and ophthalmological diseases. The validity and mechanisms of these observations are being investigated in a number of hospitals.

Under the ongoing healthcare reform policy that favors the sale of EDL drugs in China, the national or provincial EDL listing could substantially support the market development of these products. Recently, GMOL has been selected as an EDL drug in Henan province, Shandong province and City of Chongqing’s (with a combined population of approximately 230 million) EDL provincial supplementary lists. The EDL status grants a full insurance coverage or 100% government reimbursement for patients.

Jiangchuan Macrolide Project (JCM)

After the completion of 240-ton JCM facility for the R&D and manufacturing of API and chemical intermediates of macrolide antibiotics, JCM was approved for its GMP certification designated as "CHUAN M0799," which is valid for the period of December 31, 2011 until December 31, 2015. The JCM underwent efficiency improvement and calibration for large scale production for the initial six months of testing operation. Under the current volatile macrolide API pricing environment, we are cautious in ramping up the production of JCM. We target the revenue contribution from JCM approximately $20 million for next 12 months. TPI will utilize about 40% of the Azithromycin raw material manufactured from JCM.

Pre-extraction and formulation plant development at Qionglai Facility (QLF)

TPI has initiated the process of optimizing the manufacturing facilities and production lines in compliance with the new GMP standards by calendar year 2013. Concurrently, the city of Chengdu has re-designated various industrial parks for particular industries such as automobile, biotechnologies, pharmaceuticals and chemical engineering. As a consequence, TPI's current manufacturing facility at the Longquan district, east of Chengdu, which is designated for use by the automotive industry, is scheduled to be relocated to Qionglai city, south of Chengdu, designated for the pharmaceutical industry. The Qionglai facility (QLF) is approximately 18 miles from the Company's JCM facility. The proposed relocation project also includes our TCM pre-extraction plant, which is located near the center of city of Chengdu, a rapidly expanding residential area.

The QLF is estimated to be 80 mu or approximately 13 acres. Both pre-extraction plant and the formulation plant are to be relocated. The combined QLF plant, designed and constructed according to the latest GMP standards, is expected to relieve the current capacity saturation at TPI's facilities. The re-location and construction cost is estimated at $25 million for Phase I which, when completed in early 2013 expectedly, will expand the current capacity by 30%. For Phase II of the QLF project, an additional $10 million may be invested to further expand the capacity according to the demand of production.

Since the beginning of the QLF relocation project in early February, the relocation project has been on schedule as of September 2012. Our pre-extraction plant will be relocated during Phase I of the QLF project.

Fiscal Year 2013 Financial Guidance

We have met and exceeded the $66.0 million fiscal year 2012 revenue forecast. The net income for fiscal year 2012 is $6.4 million which is slightly below our forecast net income of $6.5 million. The forecasted net income excludes any non-cash expenses associated with stock compensation plans or stock option expenses.

We believe the following factors will influence the future growth perspectives of our Company:

1.	Market expansion and revenue growth of TPI's core product portfolio led by flagship product GMOL and other major products;
2.	Ramp up of JCM revenue in the fiscal year 2013;
3.	The gradual stabilization of generic sales following the progressive pricing restrictions caused by the ongoing healthcare reform;
4.	Steady TMT distribution revenue contribution; and
5.	QLF relocation and smooth transition of production capacity

Our market analysis leads us to believe that the generic pricing pressure is likely to continue, but the JCM along with the TMT distribution revenue are expected to offset the generic sales decrease and support the revenue growth of the Company at the percentage about 10 - 15% for the coming year. We forecast the fiscal 2013 revenue between $75 to $80 million and a net margin around 10%.

Management will continue to evaluate the Company's business outlook and communicate any changes on a quarterly basis or as when appropriate.

Conference Call

Senior management of TPI will host its earnings conference call for the fiscal year 2012 ending June 30, 2012 to be held at 9:00 a.m. ET on Friday, September 28, 2012. Interested parties may access the call by dialing +1-877-941-1427 (U.S.) or 1-480-629-9664 (International). The conference ID is 4563388. It is advisable to dial in approximately 5 minutes prior to the start of the call.

A replay will be available by calling +1-877-870-5176 (US), +1-858-384-5517 (International) from 9/28/2012 at 12:00 noon ET till 10/12/2012 at 11:59 pm ET, Replay Pin Number:  4563388

This call is being web cast by ViaVid Broadcasting and can be accessed at ViaVid's website at the following link: http://public.viavid.com/index.php?id=101705

About TPI

Headquartered at Chengdu, China, TPI is a pharmaceutical company that specializes in the development, manufacturing, marketing and sales of patented biopharmaceutical, modernized traditional Chinese medicines, branded generics and other pharmaceuticals. TPI currently manufactures a comprehensive portfolio of 58 products, 24 of which are listed in the highly selective national medicine reimbursement list, 7 are included in the essential drug list of China. TPI's pipeline targets various high incidence healthcare indications.

For more information about TPI, please visit: http://www.tianyinpharma.com.

Safe Harbor Statement

The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact:

Investors Contact: ir@tpi.asia
Web:       http://www.tianyinpharma.com
Tel:          +86-28-8551-6696 (Chengdu, China)
                 +86 134-36-550011 (China)
Address: 23rd Floor Unionsun Yangkuo Plaza
                 No. 2, Block 3, South Renmin Road

Consolidated Balance Sheets
	June 30,	June 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$35,152,295	$31,724,906
Restricted cash	3,534,550	-
Accounts receivable, net of allowance for doubtful accounts of $113,862
and $510,903 at June 30, 2012 and 2011, respectively	11,272,367	9,036,030
Inventory	5,863,013	4,932,353
Advance payments	642,075	1,639,820
Other current assets	436,664	62,951
Total current assets	56,900,964	47,396,060

Property and equipment, net	26,458,349	27,465,915

Intangibles, net	20,958,226	15,339,194

Total assets	$104,317,539	$90,201,169

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$1,586,151	$2,063,792
Accounts payable – construction related	740,832	1,824,067
Short-term bank loans	6,023,000	2,784,600
Trade notes payable	4,675,750	-
VAT tax payable	396,555	674,974
Income tax payable	804,595	930,418
Other taxes payable	104,227	124,154
Other current liabilities	466,982	519,602
Total current liabilities	14,798,092	8,921,607

Total liabilities	14,798,092	8,921,607

Equity
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized,	29,446	29,396
29,332,791 and 29,312,491 shares issued and outstanding at June 30, 2012 and 2011
Additional paid-in capital	30,104,902	30,065,452
Treasury stock	(135,925)	(111,587)
Statutory reserve	6,120,143	5,409,764
Retained earnings	45,022,329	39,374,018
Accumulated other comprehensive income	8,100,526	6,077,299
Total stockholders’ equity	89,241,421	80,844,342

Noncontrolling interest	278,026	435,220

Total equity	89,519,447	81,279,562

Total liabilities and equity	$104,317,539	$90,201,169

Consolidated Statements of Operations

	For the Years Ended June 30,
	2012	2011

Sales	$69,605,758	$95,200,928

Cost of sales	45,274,326	52,698,030

Gross profit	24,331,432	42,502,898

Operating expenses
Selling expenses	10,672,817	17,711,034
General and administrative expenses	4,255,528	5,645,481
Research and development	860,081	1,072,519
Total operating expenses	15,788,426	24,429,034

Income from operations	8,543,006	18,073,864

Other income (expenses):
Interest income	209,037	132,766
Interest expense	(331,334)	(119,507)
Other income	189,268	-
Change in fair value of warrant liability	-	1,627,551
Total other income	66,971	1,640,810

Income before provision for income taxes	8,609,977	19,714,674

Provision for income taxes	2,368,059	4,091,905

Net income	6,241,918	15,622,769

Less: Net income attributable to noncontrolling interest	(116,772)	(40,243)

Net income attributable to Tianyin Pharmaceutical Co., Inc.	6,358,690	15,663,012

Basic earnings per share	$0.22	$0.55
Diluted earnings per share	$0.22	$0.53

Weighted average number of common shares outstanding:
Basic	29,308,442	28,403,761
Diluted	29,308,442	29,743,174

Consolidated Statements of Comprehensive Income

	For the Years Ended June 30,
	2012	2011

Net income	$6,241,918	$15,622,769

Other comprehensive income
Foreign currency translation adjustment	2,065,066	3,254,059

Total other comprehensive income	2,065,066	3,254,059

Total Comprehensive income	8,306,984	18,876,828

Less: Comprehensive income attributable to the noncontrolling interest	(74,933)	(18,407)

Comprehensive income attributable to
Tianyin Pharmaceutical Co., Inc.	$8,381,917	$18,895,235

Consolidated Statements of Changes in Equity

				Series A					Accumulated
	Common Stock			Preferred Stock		Additional			other	Total
		Par	Treasury		Par	Paid in	Statutory	Retained	Comprehensive	Stockholders’	Noncontrolling	Total
	Number	Value	Stock	Number	Value	Capital	Reserve	Earnings	Income	Equity	Interest	Equity

Balance at June 30, 2010	27,242,742	$27,326	$(111,587)	1,360,250	$1,360	$25,046,388	$3,732,883	$25,530,906	$2,845,076	$57,072,352	$453,627	$57,525,979
Net income	-	-	-	-	-	-	-	15,663,012	-	15,663,012	(40,243)	15,622,769
Other comprehensive income:
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	3,232,223	3,232,223	21,836	3,254,059
Comprehensive income	-	-	-	-	-	-	-	-	-	18,895,235	(18,407)	18,876,828
Cumulative effect of warrants liability	-	-	-	-	-	3,106,321	-	-	-	3,106,321	-	3,106,321
Common shares issued	709,499	710	-	-	-	1,412,460	-	-	-	1,413,170	-	1,413,170
Series A conversion	1,360,250	1,360	-	(1,360,250)	(1,360)	-	-	-	-	-	-	-
Service provider options/warrants	-	-	-	-	-	500,283	-	-	-	500,283	-	500,283
Statutory reserve	-	-	-	-	-	-	1,676,881	(1,676,881)	-	-	-	-
Dividends declared and paid	-	-	-	-	-	-	-	(143,019)	-	(143,019)	-	(143,019)

Balance at June 30, 2011	29,312,491	$29,396	$(111,587)	-	$-	$30,065,452	$5,409,764	$39,374,018	$6,077,299	$80,844,342	$435,220	$81,279,562
Net income	-	-	-	-	-	-	-	6,358,690	-	6,358,690	(116,772)	6,241,918
Other comprehensive income:
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	2,023,227	2,023,227	41,839	2,065,066
Comprehensive income	-	-	-	-	-	-	-	-	-	8,381,917	(74,933)	8,306,984
Cumulative effect of warrants liability	-	-	-	-	-	-	-	-	-	-	-	-
Common shares issued	50,000	50	-	-	-	39,450	-	-	-	39,500	-	39,500
Treasury stock	(29,700)	-	(24,338)	-	-	-	-	-	-	(24,338)	-	(24,338)
Contribution from noncontrolling interest for
Jiangchuan Pharmaceutical Co., Ltd.	-	-	-	-	-	-	-	-	-	-	252,352	252,352
Purchase of subsidiary shares from noncontroll interest	-	-	-	-	-	-	-	-	-	-	(334,613)	(334,613)
Statutory reserve	-	-	-	-	-	-	710,379	(710,379)	-	-	-	-

Balance at June 30, 2012	29,332,791	$29,446	$(135,925)	-	$-	$30,104,902	$6,120,143	$45,022,329	$8,100,526	$89,241,421	$278,026	$89,519,447

Consolidated Statements of Cash Flows

	For the Years Ended June 30,
	2012	2011
Cash flows from operating activities:
Net Income	$6,241,918	$15,622,769
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,215,233	1,187,770
Change in fair value of warrant liability	-	(1,627,551)
Provision for bad debts	15,968	67,081
Share-based payments	39,500	1,913,453
Changes in current assets and current liabilities:
Accounts receivable	(2,006,964)	(496,491)
Inventory	(805,520)	(1,136,316)
Advance payments	1,032,919	(1,208,960)
Other current assets	(384,778)	15,616
Accounts payable and accrued expenses	(398,896)	269,732
Accounts payable – construction related	(1,122,489)	(525,314)
Trade notes payable	4,652,740	-
VAT tax payable	(293,547)	(43,643)
Income tax payable	(147,945)	24,928
Other taxes payable	(22,863)	128,822
Dividends payable	-	(72,995)
Other current liabilities	(65,062)	67,315
Total adjustments	1,708,296	(1,436,553)
Net cash provided by operating activities	7,950,214	14,186,216

Cash flows from investing activities:
Addition to property and equipment	(555,731)	(12,017,975)
Proceeds from disposal of fixed assets	545,374	-
Additions to intangible assets – approved drugs	(772,828)	-
Additions to intangible assets–land use right	(3,974,544)	-
Loans receivable	-	302,240
Payment to minority interest for ownership acquisition- of JCM	(334,613)	-
Net cash used in investing activities	(5,092,342)	(11,715,735)

Cash flows from financing activities:
Restricted cash	(3,517,156)	-
Proceeds from short-term bank loans	3,154,400	1,208,960
Repayments of short-term bank loans	-	-
Treasury stock	(24,338)	-
Capital contribution from minority shareholder of JCM	252,352	-
Dividends declared and paid	-	(143,019)

Net cash provided by (used in) financing activities	(134,742)	1,065,941
Effect of foreign currency translation on cash	704,259	1,179,418
Net increase in cash and cash equivalents	3,427,389	4,715,840
Cash and cash equivalents – beginning	31,724,906	27,009,066
Cash and cash equivalents – ending	$35,152,295	$31,724,906

Supplemental schedule of non cash activities
Effect of warrants liability on additional paid-in capital	$-	$3,106,321
Exchange of construction in progress to intangible assets	$1,171,928	$-